Exhibit 10.1

LOAN AND TRANSFER AGREEMENT

THIS LOAN AND TRANSFER AGREEMENT (this “Agreement”) is made and entered into effectively as of November 1, 2023 (the “Effective Date”), by, between and among                     (the “Lender”), Kernel Group Holdings, Inc., a Cayman Island exempted company (“SPAC”) and VKSS Capital, LLC, a Delaware limited liability company (“Sponsor” or “Borrower”). Lender, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on February 5, 2021, with 24 months to complete an initial business combination (the “De-SPAC”) or, in the alternative, seek to extend the period in which to complete the transaction to merge into a public company listed on Nasdaq. In order to complete the transaction seeks funds up to $1,000,000.

WHEREAS, as of the date of this Agreement, SPAC has completed a business combination and needs to exercise its extension options;

WHEREAS, Lender will loan Borrower $                 (the “Loan”), which will in turn be loaned by the Borrower to the SPAC, to cover a portion of the extension fees with any balance to be used for SPAC’s working capital (the “SPAC Loan”);

WHEREAS, SPAC intends to pay all principal under the SPAC Loan to Sponsor at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 2 below, and Sponsor will thereafter pay all principal and interest under the Loan to Lender in accordance with Section 2 below;

WHEREAS, Sponsor owns 7,493,750 Founder Shares of Class B Ordinary Shares of SPAC and 8,750,000 Private Placement Warrants to acquire a share of Class A Ordinary Shares;

WHEREAS, Sponsor will benefit from the Loan being made by Lender to Sponsor and the SPAC Loan being made from the Sponsor to the SPAC.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE LOAN AND SPAC LOAN

1.1	Closing. The Loan shall be made by the Lender to the Sponsor in cash, on or prior to November 1, 2023, or on such date as the Parties may agree in writing (such date, the “Closing”).

1.2	SPAC Loan. Immediately following the Closing, the SPAC Loan shall be made by the Sponsor to the SPAC.

1.3	Terms of Loan. The loan shall accrue 8% interest per annum, compounded at the end of each month from the Closing until the date repaid or converted into SPAC shares held by the Sponsor as discussed below.

1.4	Terms of SPAC Loan. The SPAC Loan shall not accrue interest and shall be repaid by the SPAC, if at all, upon closing of the De-SPAC.

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1.5	Wiring Instructions. At the Closing, Lender shall advance the Loan proceeds to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

ARTICLE II

REPAYMENT OF LOAN AND SPAC LOAN

2.1	No Interest Payable by SPAC. The SPAC shall not be responsible for the payment of any interest on the Loan or SPAC Loan and shall only be required to repay the principal amount of the SPAC Loan from the Sponsor to the SPAC upon completion of the De-SPAC. For the sake of clarity, the SPAC Loan shall accrue no interest to the Sponsor. In the event the De-SPAC does not occur and the SPAC is liquidated, Sponsor agrees to (a) Continue best efforts on closing with another suitable target (b) Maintain the liability on the books of the SPAC (c) In the event that the De-SPAC does not occur, the lender shall not have any cash on hand ,and it is unlikely that the lender will be able to recover the amounts under the loan.

2.2	Repayment. The total amounts advanced by Lender to the Sponsor in connection with the Loan (the “Funded Amounts”) shall be repaid, together with all accrued and unpaid interest thereon, within five (5) days of the De-SPAC, at the option of the Lender, in either (a) cash; or (b) shares of Class A Common Stock of the SPAC held by the Sponsor, either upon automatic conversion of Class B Common Stock held by the Sponsor upon the De-SPAC or other Class A Common Stock shares acquired by the Sponsor, at the rate of one (1) Class A Common Stock share for each $10 of converted principal and interest (as adjusted for any stock split)(such securities, the “Repayment Securities”, and such conversion, the “Transfer”). Upon receipt of the Repayment Securities, the principal and accrued interest on the Loan equal to the number of Repayment Securities multiplied by $10 (as adjusted for any stock split) shall be deemed automatically forgiven by the Lender and paid in full by the Sponsor. Lender must notify the Sponsor of its repayment option as discussed above within two (2) business days of the De-SPAC or the Sponsor shall have the right to choose the repayment method discussed above between cash and Repayment Shares.

2.3	Additional Consideration. As additional consideration for the Lender making the Loan available to Sponsor, Sponsor will transfer 4 (four) Shares of Class A Common Stock to Lender for each $10 (ten) multiple of the Funded Amounts (the “Additional Securities” and together with the Repayment Securities, the “Transferred Securities”) to Lender who shall have all rights and obligations of other Class A Stockholders upon such transfer, which transfer shall be subject in all cases to the Waiver and shall further be subject to Section 3.4, below. The Additional Securities shall have registration rights under that certain Registration Rights Agreement of the SPAC dated February 2, 2021, subject in all cases to the subsequent amendment of such Registration Rights Agreement, as provided therein, to allow for such registration rights.

2.4	Waiver. The Transfer and the transfer of the Additional Securities will be subject in all cases to the SPAC and the underwriter of the SPAC’s initial public offering waiving the restrictions on transfer of the Transferred Securities set forth in the Letter Agreement dated February 2, 2021 (the “Waiver”).

2.5	Delivery and Assignment of Transferred Securities. The Transferred Securities shall be delivered from the Sponsor to the Lender, free and clear of all liens and encumbrances upon a Transfer, other than standard restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and the SPAC shall record such Transfer.

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2.6	Failure to File Extension. If the SPAC does not successfully complete an Extension by November 6, 2023, all Funded Amounts plus interest will be returned to the Lender from the Sponsor within 1 business day.

ARTICLE III

REPRESENATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

3.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2	Acknowledgement. Each Party acknowledges and agrees that the Transfer and the Transferred Securities have not been registered under the Securities Act or under any state securities laws and the Lender represents that, as applicable, it (a) is acquiring the Transferred Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Transferred Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

3.3	Title. Sponsor represents to Lender that Sponsor has good and marketable title to the Transferred Securities free and clear of all liens and encumbrances, other than those set forth in the Letter Agreement included as Exhibit 10.8 (the “Insider Letter”) to SPAC’s Registration Statement on Form S-1 (Registration No. 333-252105) and that upon transfer of such Transferred Securities as set forth above, and subject to the Waiver, Lender will have good and marketable title to the Transferred Securities.

3.4	Limitation on Transfer. Lender acknowledges and agrees the Transferred Securities are subject to the limitations on transfer set forth in Section 3.2 and the Insider Letter, and will not be issued to the Lender until permitted pursuant to the Insider Letter.

3.5	Trust Waiver. Lender acknowledges and agrees that it shall not make any claims or proceed against the trust account established by the SPAC in connection with its initial public offering (“Trust Account”), including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance, unless the De-SPAC shall be completed. In the event that the Lender has a claim against the SPAC under this Agreement, the Lender will pursue such claim solely against the SPAC and not against the property held in the Trust Account.

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3.6	Restricted Securities. Lender hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Lender realizes that the Transferred Securities cannot readily be sold as they will be restricted securities and therefore the Transferred Securities must not be accepted unless Lender has liquid assets sufficient to assure that Lender can provide for current needs and possible personal contingencies;

●	Lender understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Lender holds the Transferred Securities, sales of the Transferred Securities may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months— i.e., that no sales of Transferred Securities can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Lender confirms and represents that it is able (i) to bear the economic risk of the Transferred Securities, (ii) to hold the Transferred Securities for an indefinite period of time, and (iii) to afford a complete loss of the Transferred Securities; and

●	Lender understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Transferred Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

ARTICLE IV

MISCELLANEOUS

4.1	Injunctive Relief. It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to the breaching Party at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

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4.2	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.3	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.4	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.5	Term of Obligations. The term of this Agreement shall be nine (9) months from the Effective Date or fifteen (15) days after the expiration of the Renewal Period, whichever date is later. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

4.6	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.7	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.8	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

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4.9	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.10	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Lender:	If to SPAC or Sponsor: Suren Ajjarapu Chairman and Chief Executive Officer 515 Madison Avenue, Suite 865 New York, New York 10022 Email:sa@kernelcap.com

4.11	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.12	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.13	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.14	Indemnification. SPAC will indemnify Lender of any liability from all actions taken against the SPAC or its Sponsors. The SPAC will bare all costs to defend any action taken against the SPAC, its Sponsors or the Lender.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

KERNEL GROUP HOLDINGS, INC.

By:
Name:	Suren Ajjarapu
Title:	Chief Executive Officer

SPONSOR:

By:
Name:	Suren Ajjarapu
Title:	Chief Executive Officer

LENDER:

By:
Name:
Title:

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